UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2004

PREMCOR INC.

(Exact name of registrant as specified in its charter)

Commission file number: 1-16827

Delaware	43-1851087
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1700 East Putnam Avenue Suite 400 Old Greenwich, Connecticut	06870
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 698-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

a) Amendment to the Stock Option Awards granted under the 2002 Special Stock Incentive Plan

An Amendment to the Stock Option Awards granted under the 2002 Special Stock Incentive Plan (the “Plan”) was made on December 13, 2004. The Amendment to the Stock Option Awards provides that any outstanding nonqualified stock options granted pursuant to the Plan, to the extent vested at the time of termination of employment with the Company (for any reason other than by the Company for Cause, as defined by the Plan), including any such stock options that vest because of a change in control that is concurrent with termination, shall remain exercisable in accordance with the terms of the Plan until the expiration date of such stock option.

b) Amendment to Employment Agreements

The following Amendment to the Employment Agreements were made for executive officers Michael D. Gayda and James R. Voss dated December 13, 2004. The Amendment to the Employment Agreement specifies that, subject to continued employment with Premcor, the 2005 awards for Mr. Gayda and Mr. Voss of 40,000 options will vest in equal installments on each of the first five year anniversaries of the date of grant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Premcor Inc.
(Registrant)

/s/ Dennis R. Eichholz
Dennis R. Eichholz
Senior Vice President and Controller

December 14, 2004